                                    EXHIBIT 2.1

                          ARTICLES OF MERGER MERGING GLOBAL
                        TELEPHONE COMMUNICATION, INC. (A UTAH
                         CORPORATION) INTO GLOBAL TELEPHONE
                      COMMUNICATION, INC. (A NEVADA CORPORATION)

                                     [SEAL]


       I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, and limited-liability partnerships pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

       I further certify that there was filed in this office on May 1, 1998

                               ARTICLES OF MERGER
                                     merging
                      GLOBAL TELEPHONE COMMUNICATION, INC.
                              (A UTAH CORPORATION)
                                      into
                      GLOBAL TELEPHONE COMMUNICATION, INC.
                             (A NEVADA CORPORATION)

                            IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on May 4. 1998.

[SEAL]
                                        /s/ Dean Heller
                                        Secretary of State

                                               By  /s/ Mary M.N
                                                   Certification Clerk

                               ARTICLES OF MERGER
                                       OF
                      GLOBAL TELEPHONE COMMUNICATION, INC.
                                       AND
                      GLOBAL TELEPHONE COMMUNICATION, INC.


[STAMP]

       The undersigned, being first duly sworn, does hereby state as follows:

       1. These Articles of Merger are being filed with the Nevada Secretary of State and Utah Secretary of State pursuant to Section
              92A.200 of the Nevada General Corporation Law and Section 16-10a-1105 of the Utah Business Corporation Act to reflect the merger of GLOBAL TELEPHONE COMMUNICATION, INC., a Utah corporation ("GLOBAL-UTAH"), into GLOBAL TELEPHONE COMMUNICATION, INC., a Nevada corporation ("GLOBAL-NEVADA"), as the surviving corporation.

       2. A copy of the Agreement and Plan of Reincorporation and Merger dated April 8, 1998 (the "Plan"), is attached hereto as Exhibit "A."

       3. The Plan was approved by the shareholders of GLOBAL-UTAH and GLOBAL-NEVADA on April 22, 1998. The class, number of shares outstanding at the record date for determining shareholders entitled to vote on the Plan, and the number of votes cast for and against the Plan are as follows:


                                                                 Number of
                                              Number of            Votes            Number of           Number of
                                               Shares            Entitled             Votes              Votes
Corporation                  Class           Outstanding        to be Cast          Cast For           Cast Against
-----------                  -----           -----------        ----------          --------           ------------
Global-Utah                  Common           7,295,935          7,295,935          4,124,521               0
Global-Nevada                Common              100                100                100                  0
-----------------------------------------------------------------------------------------------------------------------

       4. The number of votes cast for the Plan by the shareholders of GLOBAL-UTAH and the number of votes cast for the Plan by GLOBAL-NEVADA were sufficient for approval of the Plan.

       5. The principal office of GLOBAL-NEVADA, the surviving corporation, is #910 - 510 Burrard Street, Vancouver, British Columbia V6C
              3A8 Canada.

       6.     The merger is to be effective as of May 1, 1998.



                                                                     [SEAL]

Dated this 29th day of April, 1998.

GLOBAL TELEPHONE                               GLOBAL TELEPHONE
COMMUNICATION, INC.                            COMMUNICATION, INC.
a Utah corporation                             a Nevada corporation



By: /s/ George Delmas                          By: /s/ Terry Wong
   ----------------------                          ----------------
    George Delmas                                  Terry Wong
    Chairman of the Board                          President

By: /s/ Thomas Kennedy                         By: /s/ Thomas Kennedy
   ---------------------                           -------------------
    Thomas Kennedy                                 Thomas Kennedy
    Secretary                                      Secretary



CITY OF VANCOUVER              )
                               )
PROVINCE OF BRITISH COLUMBIA   )

Before me, a notary public in and for the aforesaid Province, personally appeared GEORGE DELMAS, Chairman of the Board of Global Telephone Communication, Inc., known to me to be the person who executed the foregoing document this 29th day of April, 1998.

                                      /s/ Paul C. MacNeill
                                     -----------------------
                                     Notary Public


                                                      [NOTARY STAMP]

CITY OF VANCOUVER              )
                               )
PROVINCE OF BRITISH COLUMBIA   )

Before me, a notary public in and for the aforesaid Province, personally appeared TERRY WONG, President of Global Telephone Communication, Inc., known to me to be the person who executed the foregoing document this 29th day of April, 1998.

                                      /s/ Paul C. MacNeill
                                     -----------------------
                                     Notary Public



                                                      [NOTARY STAMP]

                                   EXHIBIT "A"

                AGREEMENT AND PLAN OF REINCORPORATION AND MERGER

This Agreement and Plan of Reorganization and Merger ("Reincorporation Agreement") is made as of April 8,1998, by and between GLOBAL TELEPHONE COMMUNICATION, INC., a Utah corporation ("Global-Utah"), and GLOBAL TELEPHONE COMMUNICATION, INC., a Nevada corporation ("Global- Nevada"), (collectively, the "Constituent Corporations").

The parties adopt the plan of merger encompassed by this Reincorporation Agreement and agree that Global-Utah shall merge into Global-Nevada on the following terms and conditions:

1.    REINCORPORATION; SURVIVING CORPORATION; AND EFFECTIVE TIME.

1.1 REINCORPORATION. As soon as practicable following the fulfilment (or waiver, to the extent permitted) of conditions specified in this Reincorporation Agreement, Global-Utah shall be merged with and into Global-Nevada (the "Reincorporation"), and Global-Nevada shall survive the Reincorporation.

1.2 EFFECTIVE TIME. The Reincorporation shall be effective as of the latest of the date and time when (i) Articles of Merger are duly filed with the Secretary of State of the State of Utah as provided by the Utah Business Corporation Act; (ii) Articles of Merger are duly filed with the Secretary of State of the State of Nevada as provided in the Nevada General Corporation Law; and (iii) May 1, 1998 ("Effective Time").

1.3 SURVIVING CORPORATION. At the Effective Time, Global-Nevada, as the surviving corporation ("Surviving Corporation") shall continue its corporate existence under the laws of the State of Nevada in the manner and with the effect provided by the Nevada General Corporation Law, and the separate existence of Global-Utah shall be terminated and shall cease.

2.   TREATMENT OF SECURITIES.

2.1 Common Stock of Global-Utah and Global-Nevada. At the Effective Time, by virtue of the Reincorporation and without any further action on the part of the Constituent Corporations or their shareholders, (i) each share of Common Stock of Global-Utah issued and outstanding immediately prior to the Effective Time shall be changed and converted into one fully paid and nonassessable share of the Common Stock of Global-Nevada, and (ii) each share of Common Stock of Global-Nevada issued and outstanding immediately prior to the Effective Time shall be cancelled.

2.2 STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates that, prior to that time, represented shares of the common Stock of Global-Utah shall be deemed for all purposes to evidence ownership of and to represent an equal number of shares of the same class and series of Common Stock of Global-Nevada and shall be so registered on the books and records of Global-Nevada or its transfer agent. The registered owner of any outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Global-Nevada or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon, the shares of Global-Nevada evidenced by such certificate as above provided. After the Effective Time, whenever certificates which formerly represented shares of Global-Utah are presented for exchange or registration of transfer, the Surviving Corporation will cause to be issued in respect thereof certificates representing the shares of Global-Nevada into which the shares of Global-Utah were converted.

3.   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS.

3.1 ARTICLES OF INCORPORATION. At the Effective Time, the articles of incorporation of Global-Nevada then in effect shall be the articles of incorporation of the Surviving Corporation until further amended or repealed in the manner provided by law.

3.2 BYLAWS. At the Effective Time, the Bylaws of the Surviving Corporation then in effect shall be the bylaws of the Surviving Corporation until further amended in accordance with the provisions thereof and applicable law.

3.3 DIRECTORS. The directors of Global-Utah immediately preceding the Effective Time shall be the directors of the Surviving Corporation on and after the Effective Time and shall serve until the expiration of their terms and until their successors are elected and qualified.

3.4 OFFICERS. The officers of Global-Utah immediately preceding the Effective Time shall be the officers of the Surviving Corporation on and after the Effective Time and shall serve at the pleasure of its Board of Directors.

4.   MISCELLANEOUS.

4.1 AMENDMENT. This Reincorporation Agreement may be amended by the Boards of Directors of the Constituent Corporations at any time prior to the filing of this Reincorporation Agreement with the Utah Secretary of State or the Nevada Secretary of State, provided that an amendment made subsequent to the adoption of the Reincorporation Agreement by the shareholders of either Constituent Corporation, unless approved by such shareholders, shall not (i) alter or change the amount or kind of shares to be received upon conversion of the outstanding Common Stock of Global-Utah, or (ii) alter or change any of the terms and conditions of the Reincorporation Agreement if such alteration or change would adversely affect the holders of the outstanding Common Stock of Global-Utah.

4.2 CONDITIONS TO REINCORPORATION. The obligation of the Constituent Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived to the extent permitted by law in the sole discretion of the Boards of Directors of the Constituent Corporations): (i) the Reincorporation shall have been approved by the shareholders of Global-Utah in accordance with the Utah Business
                                        2

     Corporation Act; (ii) Global-Utah, as sole shareholder of Global-Nevada, shall have approved the Reincorporation in accordance with the Nevada General Corporation Law, and (iii) the parties shall have made all filings and received all approvals of any governmental or regulatory agency of competent jurisdiction necessary in order to consummate the Reincorporation, and each of such approvals shall be in full force and effect.

4.3 ABANDONMENT OR DEFERRAL. At any time before the Effective Time, this Reincorporation Agreement may be terminated and the Reincorporation may be abandoned by the Board of Directors of either or both of the Constituent Corporations, notwithstanding the approval of this Reincorporation Agreement by the shareholders of Global-Utah, or the consummation of the Reincorporation may be deferred for a reasonable period of time if, in the opinion of the Board of Directors of the Constituent Corporations, such action would be in the best interests of such corporations. In the event of termination of this Reincorporation Agreement, this Reincorporation Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or its Board of Directors or shareholders with respect thereto.

IN WITNESS WHEREOF, this Reincorporation Agreement, having first been fully approved by the Boards of Directors of Global-Utah and Global-Nevada, is hereby executed on behalf of each Constituent Corporation.

                                        GLOBAL TELEPHONE COMMUNICATION, INC.
                                        A Utah corporation

                                        By: /s/ Terry Wong
                                            -------------------------
                                            Terry Wong, President

                                        GLOBAL TELEPHONE COMMUNICATION, INC.
                                        A Nevada corporation

                                        By:  /s/ Terry Wong
                                           -------------------------
                                            Terry Wong, President

                                        3